                                                                    EXHIBIT 4.4


                         SECOND AMENDMENT dated as of March 1, 1997 (this
                    "AGREEMENT") relating to the Credit Agreement dated as of December 5, 1995, as amended (the "CREDIT AGREEMENT"), among CASTLE & COOKE, INC., a Hawaii corporation (the "BORROWER"), the financial institutions party thereto (the "LENDERS"), THE CHASE MANHATTAN BANK, a New York banking corporation, formerly known as Chemical Bank, as administrative agent (in such capacity, the "ADMINISTRATIVE AGENT") and as collateral agent (in such capacity, the "COLLATERAL AGENT") for the Lenders.

          The Borrower has requested that the Lenders enter into this Agreement in order to amend the Credit Agreement to change the model homes and inventory covenants.

          Accordingly, in consideration of the agreements, provisions and covenants herein contained, and in compliance with the provisions of Section 9.08(b) of the Credit Agreement, the parties hereto hereby agree as follows:

          SECTION 1. AMENDMENT. The Required Lenders hereby agree, effective as of October 1, 1996, to amend the Credit Agreement as follows:

     (a) Section 1.01 is hereby amended by adding the following definitions in their respective alphabetical locations:

          "'STANDING INVENTORY' shall mean, at any date, the number of unsold homes (other than Model Homes) of the Borrower and its Subsidiaries owned as part of their Homebuilding Business for which construction has been completed as of such date.

          "'UNSOLD INVENTORY' shall mean, at any date, all Standing Inventory and all Work in Progress as of such date. The term Unsold Inventory shall not include homesites to be sold without homes.

          "'WORK IN PROGRESS' shall mean, at any date, the number of unsold homes (other than Model Homes) of the Borrower and its Subsidiaries owned as part of their Homebuilding Business for which above-ground home construction has been commenced, but not yet completed as of such date."
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                                                                               2
     (b) Section 1.01 is hereby amended by modifying the definition of "Land under Development" to add the parenthetical phrase "(other than the foundation or slab)" after the reference to "home construction" in the last line thereof.

     (c) Section 1.01 is hereby amended by amending and restating the definition of "Unsold Homes/Lots" in its entirety as follows:

          "'UNSOLD HOMES/LOTS' shall mean, at any date, the consolidated book value at such date of all homes and homesites (other than Model Homes) of the Borrower and its Subsidiaries as part of their Homebuilding Business for which above-ground construction has started, but for which there is no contract of sale with a third party."

     (d) Section 6.15 is hereby amended by (i) deleting paragraph (a) thereof in its entirety, (ii) redesignating paragraph (b) thereof as paragraph (a) and
(iii) adding the following new paragraphs (b), (c) and (d) at the end thereof:

          "(b) Permit Unsold Homes/Lots and Model Homes to exceed at any date 15% of Tangible Net Worth.

          "(c)  Permit Model Homes to exceed at any date 60 in number.

          "(d) (i) Permit Unsold Inventory at any of September 30, 1996, December 31, 1996, March 31, 1997, June 30, 1997 or September 30, 1997, to
     exceed a number of units equal to 55% of the total number of units of Unsold Inventory sold during the period of 12 full months preceding such date.

          "(ii) Permit Unsold Inventory at December 31, 1997, to exceed a number of units equal to 45% of the total number of units of Unsold Inventory sold during the period of 12 full months preceding such date.
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                                                                               3
          "(iii) Permit Unsold Inventory at the last day of any fiscal quarter ending after December 31, 1997, to exceed the following number of units (based on the number of units of Unsold Inventory sold during the period of 12 full months preceding such quarter-end):

     Unit Sales During                      Maximum Units
    Preceding 12 Months                     at Quarter-end
    -------------------                     --------------

If 500 units or less                            175
If more than 500, but 550 or less               193
If more than 550, but 600 or less               210
If more than 600, but 650 or less               228
If more than 650, but 700 or less               245
If more than 700, but 750 or less               263
If more than 750, but 800 or less               280
If more than 800, but 850 or less               298
If more than 850, but 900 or less               315
If more than 900, but 950 or less               333
If more than 950 units                          350

"PROVIDED, HOWEVER, that (A) if Unsold Inventory exceeds the maximum level specified in this Section 6.15(d) at the end of any single fiscal quarter, then the sole consequence thereof shall be that the percentage specified in clause
(c) of the definition of Borrowing Base shall be automatically deemed reduced to 65% for the next succeeding fiscal quarter; (B) if Unsold Inventory exceeds the maximum level specified in this Section 6.15(d) at the end of two consecutive fiscal quarters, then the sole consequence thereof shall be that the percentage specified in clause (c) of the definition of Borrowing Base shall be automatically deemed reduced to 50% for the next succeeding fiscal quarter and each fiscal quarter thereafter until Unsold Inventory is in compliance with the maximum level specified in this Section 6.15(d); and (C) if Unsold Inventory fails to comply with the maximum level specified in this Section 6.15(d) at the end of three consecutive fiscal quarters, such failure will constitute an Event of Default. The reductions in Borrowing Base percentages
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     referred to in clauses (A) and (B) of the immediately preceding proviso shall be effective upon the delivery to the Administrative Agent of the financial statements described in Section 5.04(a) or (b), as applicable, for the preceding fiscal quarter in question, and shall remain in effect until the delivery to the Administrative Agent of the financial statements described in Section 5.04(a) or (b), as applicable, for the next fiscal quarter."

          SECTION 2. REPRESENTATIONS AND WARRANTIES. The Borrower represents and warrants to each of the Lenders, the Administrative Agent and the Collateral Agent that:

          (a) After giving effect to this Agreement, the representations and warranties set forth in Article III of the Credit Agreement are true and correct in all material respects with the same effect as if made on the date hereof, except to the extent such representations and warranties expressly relate to an earlier date.

          (b) After giving effect to this Agreement, no Event of Default or Default has occurred and is continuing.

          SECTION 3. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

          SECTION 4. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same instrument.

          SECTION 5. EXPENSES. The Borrower agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses in connection with this Agreement, including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore, counsel for the Administrative Agent.
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                                                                               5
          SECTION 6. DEFINED TERMS. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement.


          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                                  CASTLE & COOKE, INC.,

                                                       by
                                                          ----------------------
                                                          Name:
                                                          Title:


                                                  THE CHASE MANHATTAN BANK,
                                                  formerly known as Chemical
                                                  Bank, individually and as
                                                  Administrative Agent and
                                                  Collateral Agent,

                                                       by
                                                          ----------------------
                                                          Name:
                                                          Title:


                                                  BANK OF AMERICA NATIONAL TRUST
                                                  AND SAVINGS ASSOCIATION,

                                                       by
                                                          ----------------------
                                                          Name:
                                                          Title:
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                                                                               6


                                                  BANK OF HAWAII,

                                                       by
                                                          ----------------------
                                                          Name:
                                                          Title:


                                                  THE BANK OF NOVA SCOTIA, SAN
                                                  FRANCISCO AGENCY,

                                                       by
                                                          ----------------------
                                                          Name:
                                                          Title:


                                                  THE FIRST NATIONAL BANK OF
                                                  CHICAGO,

                                                       by
                                                          ----------------------
                                                          Name:
                                                          Title:


                                                  KREDIETBANK N.V.,

                                                       by
                                                          ----------------------
                                                          Name:
                                                          Title:


                                                  SOCIETE GENERALE,

                                                       by
                                                          ----------------------
                                                          Name:
                                                          Title:
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                                                                               7


                                                  WELLS FARGO BANK, NATIONAL
                                                  ASSOCIATION,

                                                       by
                                                          ----------------------
                                                          Name:
                                                          Title:


                                                  FIRST HAWAIIAN BANK,

                                                       by
                                                          ----------------------
                                                          Name:
                                                          Title: